Exhibit 3.3

State of Delaware

Office of Secretary of State

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF XEROX INTERNATIONAL JOINT MARKETING, INC. FILED IN THIS OFFICE ON THE THIRTIETH DAY OF MAY, A.D. 1991, AT 2 0’ CLOCK P.M.

/S/ MICHAEL HARKINS

Michael Harkins, Secretary of State

AUTHENTICATION: 3063732

DATE: 5/30/1991

CERTIFICATE OF INCORPORATION

OF

XEROX INTERNATIONAL JOINT MARKETING, INC.

1. The name of the Corporation is:

XEROX INTERNATIONAL JOINT MARKETING, INC.

2. The address of its registered agent in the State of Delaware is 32 Loockerman Square, Suite L-100 in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of Common Stock which the Corporation shall have authority to issue is One Thousand (1,000) and the par value of each such share is One Cent ($.01) amounting in the aggregate to Ten Dollars ($10.00).

5. The Board of Directors is authorized to make, alter, or repeal the By-Laws of the Corporation. Election of directors need not be by written ballot.

6. The name and address of the incorporator is;

Linda G. O’Brien

c/o Xerox Corporation

P.O. Box 1600

800 Long Ridge Road

Stamford, Connecticut 06904

7. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders,

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of May, 1991.

/S/ LINDA G. O’BRIEN
Linda G. O’Brien

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